SPECIAL POWER OF ATTORNEY
I, William R. Corbin, of 25643 Marine View Dr. So.,
City of Des Moines,
County of King, State of Washington, hereby appoint
Jennifer W. Pileggi,
David L. Slate and Gary S. Cullen, individually, as my
attorney-in-fact to act
in my name, place and stead to do any and all of the
following
regarding my holding of or transactions in securities
of CNF Inc., a Delaware corporation (the Company):
a) To prepare, based upon information provided by me,
any or b) all of the below listed forms:
Form 3, Initial Statement of Beneficial Ownership of
Securities;
Form 4, Statement of Changes in Beneficial Ownership;
Form 5, Annual Statement of Changes in Beneficial
Ownership; or
Form 144, Notice of Proposed Sale of Securities.
b) To execute any or all Forms 3, 4, 5 or 144 on my
behalf.
c) To file Forms 3, 4, 5 or 144 with the Securities
and Exchange
Commission,
the New York Stock Exchange and the Company, in a
timely manner and following proper filing procedures.
c) To take such other actions as necessary or
desirable to d) effectuate the foregoing.
The rights, powers and authority of my attorney-in-fact
to exercise any and all of the rights and powers herein
granted shall commence and be in full force
and effect beginning on the date of execution of this
Special Power of Attorney
and shall remain in full force and effect until the
earlier to occur of the following:
(1) such time as I revoke this Special Power of Attorney; (2)
(2) such time as I am no
longer a reporting person with respect to Company securities under Section 16
of the Securities Exchange Act of 1934;  or (3) as to each of the above-named
attorney-in-fact, such time as such attorney-in-fact ceases to serve as an officer
of the Company.
Date:3/7/05  /s/William R. Corbin
State of Washington)
                   ) ss.
County of Pierce)
On 3/7/2005 before me, Darlene Daschofsky Notary Public, personally appeared William R. Corbin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed on the within instrument and acknowledged to me that he executed the same in his authorized capacity.
WITNESS my hand and official seal.

/s/ Darlene D. Daschofsky, Notary Public